                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 27, 2003
                                                  (October 24, 2003)
                                                --------------------------------

                            ENERGY WEST, INCORPORATED
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             (Exact name of registrant as specified in its charter)

MONTANA                              0-14183                     81-0141785
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(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)

1 First Avenue South, Great Falls, Montana                         59401
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code        (406) 791-7500
                                                  ------------------------------

                                 Not applicable
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          (Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

     On October 24, 2003 Energy West, Incorporated (the "Company") entered into a separation agreement with its former President and CEO, Edward Bernica, providing for 30 semi-monthly payments of $6,187.50. On an annualized basis, this rate is equal to the rate of Mr. Bernica's cash compensation for fiscal year 2003. The agreement provides for a full and complete release from any claims by Mr. Bernica against the Company, and a covenant not to compete by Mr.
Bernica. The agreement also provides that Mr. Bernica at his own cost may continue health coverage under the Company's health plan as required under
Federal law. A copy of the Separation Agreement is attached hereto as Exhibit
10.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

          (c)  EXHIBITS. The following exhibits are filed herewith:

          10.1 Separation Agreement, Release and Waiver of Claims between Energy
               West, Incorporated and Edward J. Bernica dated October 24, 2003.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  October 27, 2003          ENERGY WEST, INCORPORATED

                                          By: /s/ John C. Allen
                                              ----------------------------------
                                              John C. Allen
                                              Interim President and Chief
                                              Executive Officer